Exhibit 10.17

PRODUCTION SPACE LEASE

(Building #2 at KCI)

THIS PRODUCTION SPACE LEASE (the “Lease”), is made and entered into this 12th day of March, 2009, between KANSAS CITY, MISSOURI, a municipal corporation of the State of Missouri, (“Landlord”) and SMITH ELECTRIC VEHICLES US CORP., a Delaware corporation (“Tenant”).

BASIC TERMS

1.	Premises:	See Exhibit “A” attached hereto.

2.	Building:	9200 NW 112th Street, Kansas City, MO 64153 (Building #2)

3.	Commencement Date:

The date which is thirty (30) days after completion of the Tenant Improvement Program (as defined below); provided (i) Landlord shall use best efforts to cause the, completion of the Tenant Improvement Program by May 1, 2009 and (ii) Tenant shall have early access to the Premises upon execution of this Lease as provided in Section 3(D) below.

4.	Expiration Date:	Twenty-four (24) months after the Commencement Date.

5.	Term:	(i) 12 months (“Initial Term”)
(ii) 12 months (“First Renewal Term”)
(iii) 12 months (“Second Renewal Term”)
(iv) 12 months (“Third Renewal Term”)

6.	Rent:	Base Rent + Tenant Improvements = Rent

Base Rent (+) Tenant Improvements

Year 1: $25,000.00/mo (+) $6,346.33/mo*

First Renewal Term: $25,000.00/mo (subject to Section 5 Rent Adjustment) (+) $6,346.33/mo*

Year 1: Rent payments: $31,346.33/mo*

*NOTE: The Tenant Improvement Rent may be adjusted if Tenant, at its option, elects to use all or any portion of the Additional Allowance (as defined in Exhibit “C” attached hereto).

7.	Address of Landlord for Notices:	Kansas City Aviation Department
Properties & Commercial Development
ATTN: Deputy Director
601 Brasilia Avenue
Kansas City, MO 64153

8.	Address of Tenant for Notices:	Smith Electric Vehicles US Corp. 12200 NW Ambassador Drive, Suite 326 Kansas City, Missouri 64163 ATTN: Mr. Bryan Hansel

9.	Broker(s):	CB Richard Ellis, Inc. (Tenant’s broker)

10.	Security Deposit:	None

11.	Tenant Improvement Allowance:	$40,000.00 (to be applied toward the Tenant improvement Project set forth on Exhibit “C”)

12.	Exhibits:	Exhibit “A” — Premises
Exhibit “A-1” — Right of First Refusal Space
Exhibit “B” — Rules and Regulations
Exhibit “C” — Tenant Improvement Program
Exhibit “D” — Parking Lot Depiction

WITNESSETH:

For and in consideration of the rents, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       PREMISES AND COMMON AREA:

A.                                   Landlord, for and in consideration for the rents, covenants and agreements hereinafter specified to be paid, kept and performed by Tenant, leases to Tenant, and Tenant hereby accepts, the Premises (as defined in the Basic Terms and Exhibit “A”) on an AS IS, WHERE IS basis, but subject to Landlord’s obligation to complete the Tenant Improvement Program (as provided below). In addition to the Premises, Landlord shall also lease to Tenant, at no additional cost, the parking lot identified on Exhibit “D” for storage of Tenant’s vehicles, as more fully set forth in Section 34 below. Landlord acknowledges and agrees that Landlord, and not Tenant, shall be responsible to cause the Premises to comply with all applicable laws.

B.                                     Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term. For purposes of this Lease, “Common Area” means the parking area, driveways, lobby areas, multitenant corridors and landscaped areas, as well as other areas of the Building and Land which Landlord may designate from time to time as common area available to all tenants. Landlord, at Landlord’s reasonable discretion, may make changes to the Common Area so long as it does not unreasonably interfere with Tenant’s ability to conduct business or adversely affect the Tenant’s access and the quality of the Building. Landlord’s rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication of prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord’s reasonable judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise reasonable Rules and Regulations concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area (which must be applied in a non-discriminatory manner).

Tenant shall also have access, at no additional charge to Tenant, to the following areas within the Building, as shown on Exhibit “A” attached hereto: (i) pedestrian ingress and egress to and from the North parking lot and Premises as shown on Exhibit “A”, (ii) pedestrian ingress and egress to and from the West parking lot and Premises as shown on Exhibit “A”, (iii) the loading dock as shown on Exhibit “A”, and (iv) production vehicle ingress and egress from the West parking lot and Premises as shown on ‘Exhibit “A”.

C.                                     Right of First Refusal. If, during the Lease Term, Landlord receives a bona fide offer to lease all or any portion of the Building, described in Exhibit “A-1” as “Right of First Refusal Site,” Landlord shall give Tenant written notice of such offer which will state:

i.                                          Landlord’s desire and intention to lease the property;

ii.                                       Description of the property to be leased; and

iii.                                    Details of bona fide offer.

For ten (10) days after the written notice, Tenant may lease the Right of First Refusal Site according to the terms and conditions of this Lease (“Refusal Right”); provided, however, that Tenant shall pay Landlord the then current Base Rent, as defined in Section 4.A., which shall take effect on the date Tenant occupies of such Right of First Refusal Site. If Tenant does not lease the Right of First Refusal Site within the ten (10) day period then the Refusal Right shall automatically cease and expire. If Landlord fails to consummate the lease which is the subject of the bona fide offer, then the Right of First Refusal shall be re-instituted for the balance of the term.

2.                                       ACCEPTANCE OF PREMISES: Tenant’s occupancy of the Premises establishes Tenant’s acceptance of the Premises, the Building and the Land in an “AS IS — WHERE IS” condition. Except as otherwise provided herein, all warranties express or implied, are hereby waived and disclaimed by Tenant.

3.                                       TERM.

A.                                   The Lease (“Initial Term”) shall commence on the Commencement Date (as stated in the Basic Terms). The Lease term shall be for the Term (as stated in the Basic Terms) and shall end at midnight on the last day of said period (the “Expiration Date”), but subject to Tenant’s right to renew as provided in subsection 3(B) below. Tenant shall have the option to terminate this Lease as set forth in Section 3(C) below.

B.                                     Renewals.

(i)                                     First Renewal Term. The Tenant shall have the option to renew this Lease for a one (1) year term thereafter (“First Renewal Term”). If Tenant desires to exercise its option to renew, then the Tenant shall exercise such option by giving written notice of its intent to renew to Landlord not more than 60 days prior to the end of the Initial Term. The Base Rent for the First Renewal Term shall be set forth in Section 5 below. Notwithstanding anything to the contrary contained herein, in the event Tenant fails to exercise the First Renewal Term, then Tenant shall reimburse Landlord an amount equal to $76,156.00, which amount equals the unamortized cost of the Tenant Improvement Program (plus one-half (1/2) of the Additional Allowance, if used by Tenant). If Tenant exercises the First Renewal Term, then Tenant’s broker will be paid a commission of 3% of Base Rent for such one (1) year First Renewal Term.

(ii)                                  Second Renewal Term. The Tenant shall have the option to renew this Lease for a one (1) year term thereafter (“Second Renewal Term”). If Tenant desires to exercise its option to renew, then the Tenant shall exercise such option by giving written notice of its intent to renew to Landlord not more than 60 days prior to the end of the First Renewal Term. The Base Rent for the Second Renewal Term shall be set forth in Section 5 below.

(iii)                               Third Renewal Term. The Tenant shall have the option to renew this Lease for a one (1) year term thereafter (“Third Renewal Term”). If Tenant desires to exercise its option to renew, then the Tenant shall exercise such option by giving written notice of its intent to renew to Landlord not more than 60 days prior to the end of the Second Renewal Term. The Base Rent for the Third Renewal Term shall be set forth in Section 5 below.

C.                                     Early Termination. Tenant shall have the right to terminate this Lease prior to the Expiration Date with ninety (90) days advance written notice to the Landlord only if Tenant relocates its operation to the KCI Intermodal BusinessCentre. Such Early Termination notice shall expressly set forth the date on which the tenancy will terminate. If the date of Early Termination occurs during the initial term or any renewal term, Tenant will make a payment to Landlord equal to (i) the applicable unamortized portion of the leasing commissions paid by Landlord and (ii) the applicable unamortized principal cost of the Tenant Improvement Program (as described in Exhibit “C”) as of the date of Early Termination (“Tenant Improvement Fee”). In the event that Tenant fails to submit to Landlord such fees with the above described notice, Landlord shall provide written notice to Tenant and Tenant shall have ten (10) business days after the date of mailing to pay the required fees in full. If such payment is not then made, Tenant’s notice of Early Termination is ineffective and Tenant shall have no further right to any Early Termination pursuant to this section. In the event Tenant shall fail to quit and vacate the Premises upon the expiration or the termination of this Lease, as set forth in the early termination notice, then this Lease will not terminate and Tenant shall immediately be in default of the terms and conditions of this Lease, and Landlord shall be able to pursue any rights or remedies it may have available to it under the terms of this Lease, including but not limited to the terms and provisions set forth in Section 28 below.

D.                                    Early Access. Upon full execution of this Lease and continuing until the Commencement Date, Tenant may enter the Premises prior to the Commencement Date for purposes of installing Tenant’s trade fixtures and other purposes If Tenant enters the Premises prior to the Commencement Date, all of the agreements and covenants of Tenant in this Lease, except the payment of Rent, shall apply and be in force, including, without limitation, the insurance requirements (and the insurance certificate required hereunder shall be provided to Landlord prior to such early entry). During any such entry into the Premises before the Commencement Date, Tenant shall not interfere in any way with any construction work or other activity by Landlord in the Premises and Tenant shall cooperate in all responsible ways with Landlord while Landlord is carrying on any activity within the Premises.

4.                                       RENT:

A.                                   Base Rent. “Base Rent” shall mean the per square foot rental rate for the Premises and Common Area (as defined in the Basic Terms and subject to adjustment to Base Rent as set forth in Section 5).

B.                                     Tenant Improvement Rent. “Tenant Improvement Rent” shall mean the amount payable in equal monthly payments over the Initial Term of this Lease equal to the certified cost of the Tenant Improvement Program (defined in Exhibit “C”), amortized on a straight-line basis, without interest, over the Initial Term. Upon completion of the Tenant Improvement Program, Tenant, at its sole discretion, may elect to pay to Landlord all or a portion of the certified cost of the Tenant Improvement Program. If Tenant desires to pay in advance, Landlord must receive such payment within twenty (20) days upon completion of the Tenant Improvement Program. Any balance remaining after such twenty (20) day period will be subject to Tenant Improvement Rent payments.

C.                                     Rent. “Rent” shall mean the sum of Base Rent and Tenant Improvement Rent, if any. This Lease is a full service or “gross” lease and all operating expenses, utilities, maintenance and similar costs are included in the term “Rent”, except as otherwise specifically set forth herein.

D.                                    Additional Rent. In addition to the Rent, Tenant shall pay during the Lease term as additional rent (“Additional Rent”) all other sums or amounts provided for in this Lease which are to be paid by Tenant.

E.                                      Late Fees. A service charge of one and one-half percent (1 1/2%) per month shall automatically accrue to all payments received five (5) days after the due date thereof.

F.                                      Tenant agrees to pay Landlord at such place as Landlord shall designate from time to time, Rent as follows: Tenant will pay Rent in monthly installments to Landlord, in advance, without offset or deduction, without notice or demand by Landlord commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term through and including the Expiration Date, except that Tenant shall pay the first month’s Base Rent within ten (10) days after full execution of this Lease. Rent shall be payable in equal monthly installments subject to Section 7.

5.                                       BASE RENT ADJUSTMENT:

A.                                   Base Rent will be adjusted beginning one year following the Commencement Date (as stated in the Basic Terms) each year thereafter, including any renewal periods, based on the annual percentage change in the Consumer Price Index for All Urban Consumers (“CPI-U”). In no event will the annual adjustment result in Base Rent being less than the amount charged during the prior year or more than 3% above the amount charged during the prior year. The most recent available CPI-U as of first anniversary of the Commencement Date and on an annual basis thereafter for each year of the Term and any renewal terms, calculated over the preceding twelve months, shall be used to adjust the Rent for the next year. The Tenant Improvement Rent shall not be increased by the CPI-U (only the Base Rent).

B.                                     CPI-U means the Consumer Price Index for All Urban Consumers for the U.S. City Average for All Items, 1982-84 = 100, or the successor of that index calculated on a calendar year basis and as published by the Bureau of Labor Statistics, U.S. Department of Labor.

6.                                       SECURITY DEPOSIT. Intentionally Left Blank.

7.                                       PRORATION OF FIRST AND LAST MONTH’S RENT: Tenant’s obligation to pay Rent under this Lease will commence upon the Commencement Date. If the Commencement Date occurs on any day other than the first day of a calendar month, then all Rent provided shall be prorated for that month, and the Lease Term shall be adjusted accordingly. If Tenant’s lease shall end on any other day other than the last day of a calendar month, then all Rent shall be prorated for that month.

8.                                       USE: Tenant agrees that it shall occupy and use the Premises for any lawful purposes (including, without limitation, assemblage, production, manufacturing and storage of electric vehicles), and that it will conduct its business in such a manner as will not interfere with or infringe upon the rights of any other tenants or occupants of the Building, or disturb their quiet enjoyment, or interfere with any services to be provided to any Common Areas or to any other tenant within the Building, or which may invalidate or increase the premium cost of any insurance carried on the Building. Tenant further agrees that it will observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of all governmental authorities affecting the Premises, and that it will not use or permit the use of the Premises for any unlawful, disreputable or hazardous use. Tenant shall not use or occupy the Premises in violation of the certificate of occupancy. Tenant shall obtain all licenses, permits or other authorizations from any governmental or quasigovernmental agencies needed for the operation of Tenant’s business on the Premises.

9.                                       SERVICES:

A.                                   Landlord agrees to furnish Tenant during the Lease Term, the following service:

(i)                                     Heating: Landlord agrees to supply heating when necessary for normal comfort in the Premises from Monday through Friday, during the period from 7:00 a.m. to

6:00 p.m., and on Saturday from 8:00 a.m. to 1:00 p.m., exclusive of holidays (“Normal Business Hours”). Landlord further agrees that heating services for the Premises at times other than Normal Business Hours shall be provided on the condition that Tenant shall pay as Additional Rent the pro-rata share of the cost of such additional services based upon prevailing rates (on an hourly basis). Landlord reserves the right to set reasonable requirements for prior notice of the need for off-hours services.

(ii)                                  Electricity: Landlord agrees to supply electrical wiring and facilities for standard building lighting fixtures provided by the Landlord and for Tenant’s normal office uses during Normal Business Hours, but not including electrical services required for any item of equipment which requires voltage other than 220 volts. Landlord shall not be responsible for providing electricity required for any electrical equipment requiring voltage other than 220 volts single phase, and Tenant’s equipment and the Premises lighting may not exceed an average of five (5) watt per square foot of Premises. No electrical circuit for the supply of Tenant’s incidental uses will have a current capacity exceeding 15 amperes; and electricity to be used by Tenant shall be only for equipment and accessories normal to office usage. Landlord reserves the right to require Tenant to install (or, at Landlord’s option, to require Tenant to reimburse Landlord for its installation of) conduit wiring and other equipment necessary to supply electricity for Tenant’s use requirements in excess of those set forward in this subsection at Tenant’s expense by arrangement with the approved electrical utility, if applicable (as determined by Landlord on a commercially reasonable basis). If Tenant’s electrical usage as determined either by metering, submetering or an electrical usage survey exceeds normal electrical usage to be provided by Landlord hereunder, Tenant further agrees to pay monthly as Additional Rent the entire costs of providing such excess electricity.

(iii)                               Water: Landlord agrees to supply water to the Common Areas of the Building from regular Building outlets for drinking, lavatory and toilet purposes.

(iv)                              Maintenance: Routine maintenance and electric lighting service (including lamp replacement) will be provided by Landlord for all Common Areas and service areas of the Building in the manner Landlord deems appropriate.

(v)                                 Compressed Air. Landlord agrees to provide compressed air at the Premises for use by Tenant in the operation of Tenant’s business.

(vi)                              Security. So long as Tenant is the only tenant in the Building, then Landlord shall not be required to provide security at the Building. However, if there is more than one tenant at the Building, then Landlord, at Landlord’s cost, shall address security concerns at the Building. Notwithstanding the above, Landlord shall have no liability to the Tenant, Tenant’s agents, servants, employees, customers, invitees, licenses or any person entering the Premises or the Building under the invitation of Tenant or any assignee or subtenant of the Tenant (all of whom, exclusive of Tenant only, are hereinafter jointly and severally referred to as “Invitees”) for any losses resulting from theft, burglary or damage to persons on the Premises, and Landlord shall not be required to insure against such losses. Tenant shall have access to the Premises 24 hours per day, seven (7) days per week.

B.                                     If Tenant requests additional work or services from Landlord, Landlord may furnish such additional work to Tenant at Landlord’s option. If Landlord performs such work or service for Tenant, then Tenant agrees to pay Landlord any additional costs associated with this work, including a reasonable administrative or overhead charge, which costs and scope must be agreed to by Landlord and Tenant before the work commences.

C.                                     Services and utilities provided to the Building or the Premises by Landlord are not warranted by Landlord to be free from interruption. Landlord is not responsible or liable for any injury, damage, loss or inconvenience resulting from failure to furnish any of the services or utilities which Landlord agrees to provide. Failure to provide any such service will not constitute a default under this Lease, is not an eviction, and does not entitle Tenant to any reduction, offset or abatement in the payment of Rent or Additional Rent under this Lease; provided however, that if the interruption or cessation of utilities resulted from a cause within Landlord’s exclusive control and the Premises are not usable by Tenant for the conduct of Tenant’s business as a result thereof, Base Rent shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord written notice of such interruption until such time as the utilities required for the conduct of Tenant’s business are restored. Tenant shall not be entitled to such abatement if Tenant is in fact conducting business in the Premises during such interruption of utilities.

D.                                    Tenant shall be solely responsible for the installation, use and maintenance of telephone and other communication services to the Premises. Landlord shall have the right to direct and approve the location and method of installation of all wires and other equipment to be installed in the Premises and the Building, as well as the contractor performing any such work in the Building (provided Tenant shall not be required to remove such wires, cabling and similar equipment at the expiration or earlier termination of the Lease). In no event shall Landlord be responsible for payment for such installation, use or maintenance of the telephone or other communication services. Tenant shall not have the right to install wiring or other equipment outside of the Premises without the advance written consent of Landlord, and agrees to coordinate such efforts with Landlord. All expenses incurred by Landlord in connection with such telephone or communication services shall be payable by Tenant as Additional Rent.

10.                                 REPAIRS AND MAINTENANCE:

A.                                   Landlord agrees to maintain the structure, roof, exterior walls, exterior doors, exterior windows, public restrooms, public elevators, all plumbing, heating, air conditioning and similar equipment and the corridors of the Building of which the Premises is a part, and the grounds (including landscaping and mowing) and parking areas (including snow removal) serving the Building, in good repair. Such maintenance and repair costs incurred by Landlord shall be at Landlord’s sole cost and expense; provided, however, that if any repairs to any part of the Building or any such equipment installed in or used in connection with the Building or any of the grounds or parking areas serving the Building are necessitated by the gross negligence or willful misconduct of Tenant or its Invitees, Tenant shall reimburse Landlord for the cost thereof within twenty (20) days after written demand, as Additional Rent. Tenant shall not pay any additional operating expenses for the term of this Lease.

B.                                     Tenant shall be responsible for the Premises and at Tenant’s cost, shall keep it in a safe, neat and attractive condition. Tenant shall pay for all redecoration, remodeling, alteration and painting of the Premises desired by Tenant, which must be approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall also pay for the repair and maintenance during the Lease Term of all special equipment or improvements installed by Tenant in the Premises, including, but not limited to, supplemental air handling units, dishwashers, icemakers, disposals, showers, sinks, commodes, glass walls and other similar equipment or improvements. All improvements by Tenant shall be subject to 12.B below.

11.                                 ASSIGNMENT AND SUBLETTING: Tenant shall not assign or mortgage this Lease or sublet all or any portion of the Premises without Landlord’s prior written consent, in each instance, which such consent will be granted in Landlord’s reasonable discretion, Any request for Landlord’s written consent shall be accompanied by a copy of the proposed assignment or sublease, which must be in a form acceptable to Landlord. No assignment, mortgaging, or subletting, if consented to by Landlord, shall relieve Tenant of its liability under this Lease. Tenant shall pay to Landlord, in consideration of Landlord’s written consent to the assignment or sublease, all rent and other consideration received by Tenant from any such assignee or subtenant which is in excess of the rental obligation required under the terms of this Lease for the Premises or portion thereof for which the consent of Landlord is requested. Consent by Landlord to an assignment or sublease shall not operate as a waiver of the necessity of Tenant to obtain the prior written consent of Landlord to any subsequent assignment, mortgaging or subletting and the terms of any such consent shall be binding upon the assignee, mortgagee or subtenant. Notwithstanding the above, Tenant, without Landlord’s consent (provided that Tenant is not in default in the performance of its obligation under this Lease after any applicable notice and cure periods), may cause an assignment or subletting (each, a “Transfer”) to an Affiliate of Tenant if Tenant (a) notifies Landlord at lease thirty (30) days prior to such Transfer; (b) delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the Affiliate that are reasonably acceptable to Landlord; and (c) the Affiliate assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease arising after such Transfer and to observe all terms and conditions of this Lease. For purposes of this Section 11, the term “Affiliate” means any persons or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity. A sale or transfer of stock shall not constitute an assignment, subletting or transfer as provided herein.

12.                                 IMPROVEMENTS; ALTERATIONS:

A.                                   Tenant shall make no alterations, improvements or changes to the Premises or the Building without Landlord’s prior written consent, which consent shall not he unreasonably withheld. Unless Landlord shall otherwise agree, any alterations, improvements or changes to which Landlord may consent shall be done at the sole cost of Tenant and pursuant only to such plans, specifications and agreements approved in writing by Landlord (not to be unreasonably withheld). By consenting to or approving any plans, specifications and agreements for any alterations, improvements or changes which Tenant desires to make to the Premises, Landlord does not warrant and shall assume no responsibility for the completeness, design sufficiency, or compliance of such plans with all applicable laws, rules and regulations of governmental agencies or authorities. If Landlord performs such work for Tenant, then Tenant agrees to pay Landlord any additional costs associated with the work, including a reasonable administrative or overhead fee. Notwithstanding the foregoing, Tenant shall be entitled to make non-structural alterations to the Premises without Landlord’s consent to the extent such alterations do not exceed $15,000 per lease year.

B.                                     Tenant will keep the Premises, Building and Common Area free from any mechanics’, materialmen’s, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

13.                                 SIGNAGE: Except as provided below, Tenant shall not display, inscribe, paint or affix any sign, picture, advertisement or notice visible from anywhere outside the Premises without Landlord’s prior written consent. Such consent may be granted in Landlord’s reasonable discretion. If consented to by Landlord, any such sign will meet all requirements set by Landlord. Such signage will be maintained at Tenant’s expense and removed at the termination of this Lease at Tenants expense. Tenant will immediately repair any damage to the building or Premises caused by such removal. Notwithstanding the above, upon Tenant’s request, Landlord shall work in good faith to approve exterior building signage and/or monument signage for Tenant’s use of the Premises (provided the cost of which shall either be at Tenant’s cost or paid through the Additional Allowance).

14.                                 RISK OF LOSS — INDEMNITY: Landlord shall not be responsible or liable to Tenant for any injury, loss or damage to persons or property occurring in or on the Premises regardless of cause

(except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees), it being understood and agreed that all risk or loss be borne by Tenant.

A.                                   General Indemnification. For purposes of this Section only, the following terms shall have the meanings listed:

(i)                                     Claims means all claims, damages, liability, losses, costs and expenses, court costs and reasonable attorneys’ fees, including attorneys’ fees incurred by the Landlord in the enforcement of this indemnity obligation.

(ii)                                  Tenant’s Agents means Tenant’s officers, employees, subtenants, successors, assigns, invitees, and other agents.

(iii)                               Landlord means Landlord and its agents, officials, officers and employees.

B.                                     Tenant’s obligations under this Section with respect to indemnification for acts or omissions, including negligence of Landlord, shall be limited to the coverage and limits of insurance that Tenant is required to procure and maintain under this Lease.

C.                                     Tenant shall defend, indemnify and hold harmless Landlord from and against all claims arising out of or resulting from all acts or omissions in connection with this Lease in the Premises caused in whole or in part by Tenant or Tenant’s Agents, regardless of whether or not caused in part by any act or omission, including negligence, of Landlord. Tenant is not obligated under this Section to indemnify Landlord for the sole negligence of Landlord.

D.                                    Subject to the statutory limitations under Missouri law, Landlord shall defend, indemnify and hold harmless Tenant from and against all claims arising out of or resulting from all acts or omissions in connection with this Lease in the Common Area or other areas of the Building (other than the Premises) caused in whole or in part by Landlord or Landlord’s employees, agents and contractors, regardless of whether or not caused in part by any act or omission, including negligence, of Tenant. Landlord is not obligated under this Section to indemnify tenant for the sole negligence of Tenant.

15.                                 OBLIGATION TO INSURE PREMISES:

A.                                   Landlord, at its expense, shall insure and bear all risk of loss, damage and destruction to the Building or Premises leased to Tenant, including the Tenant Improvement Program (as described in Exhibit “C”); provided, however that Tenant shall insure and bear all risk of loss or damage or destruction to any improvements, fixtures, equipment or other property of Tenant. It shall be the obligation of the Tenant to insure any improvements that Tenant makes to the Premises, as well as any fixtures, equipment or other property that Tenant maintains on or within the Premises (except for the Tenant Improvement Program performed by Landlord). In the event of loss or damage or destruction to the Premises leased to Tenant, Landlord shall have no obligation whatsoever to reimburse Tenant for loss or damage or destruction to any improvements, fixtures, equipment or other property of Tenant.

B.                                     In case of any material damage to or destruction of the Building leased to Tenant, or any part thereof, Landlord, in its sole discretion, shall have the option to promptly commence and complete with due diligence the restoration of the Building including the Tenant Improvement Program, if applicable, exclusive of any improvements, fixtures, equipment or other property of Tenant, as nearly as reasonably practicable to the value and condition thereof immediately prior to such damage or destruction.

C.                                     In the event of damage to or destruction or loss of such Building by an insured risk, Landlord shall have the election, indicated by written notice given to Tenant within 30 days after the occurrence of such event, not to repair, restore, rebuild or replace the improvements, such election to be effective as of the date of such damage, destruction or loss and, upon such election, Tenant shall be relieved of all further liability and obligations hereunder.

D.                                    Notwithstanding the above, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord’s engineer determines (in its reasonable discretion) that it cannot make the Premises tenantable within 90 days after the date of the casualty, then Landlord will so notify Tenant within thirty (30) days after the date of the casualty and may, in such notice, terminate this Lease effective on the date of Landlord’s notice. If Landlord does not terminate this Lease as provided in this section, Tenant may terminate this Lease by notifying Landlord within thirty (30) days after the date of Landlord’s notice, which termination will be effective thirty (30) days after the date of Tenant’s notice.

16.                                 INSURANCE: Beginning to the date that Tenant wishes to install furniture and other ancillary equipment, Tenant shall procure and maintain in effect throughout the duration of this Lease insurance coverage not less than the types and amounts specified in this section. In the event that additional insurance, not specified herein, is required during the term of this Lease, Tenant shall supply such insurance. Policies containing a Self-Insured Retention are unacceptable to Landlord.

A.                                   Commercial General Liability Insurance with limits of $2,000,000.00 per occurrence and $2,000,000.00 aggregate, written on an “occurrence” basis. The policy shall contain a waiver of any rights or subrogation in favor of Landlord and be written or endorsed to include the following provisions:

(i)                                     Severability of Interests Coverage applying to Additional Insureds

(ii)                                  Contractual Liability,

(iii)                               Per Project Aggregate Liability Limit or, where not available, the aggregate limit shall be $2,000,000.00.

(iv)                              No Contractual Liability Limitation Endorsement.

(v)                                 Additional Insured Endorsement, ISO form CG20 10, current edition or its equivalent.

B.                                     Tenant shall maintain Full Replacement Cost Insurance on all of the fixtures, equipment or other property of Tenant, including Tenant’s leasehold improvements (other than the Tenant Improvement Program) paid for by Tenant on the Premises (now or hereafter existing) or used in connection therewith (collectively, the “Tenant’s Personalty”) against any loss or damage by fire, and other or any casualties or peril, and all other perils as are included within what is commonly known as “all risk coverage” for such Tenant’s Personalty with full replacement cost insurance, in amounts sufficient to prevent Tenant from being or becoming a co-insurer within the terms of the policy or policies in question and in no event less than the full replacement cost value thereof, exclusive of the cost of foundations, excavations, and footings below the lowest basement floor, and without any deduction being made for depreciation. The replacement cost value of Tenant’s Personalty shall be determined from time to time, but not more frequently than once in any twelve (12) consecutive calendar months at the request of Landlord, by an appraiser, architect and/or contractor.

C.                                     Landlord shall cause any insurance policy carried by Landlord on or relating to the Premises and Tenant shall cause any insurance policy carried by Tenant on or relating to the Premises to be written in such a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss or damages covered by such policies.

D.                                    No policy may be canceled until after 30 days written notice of cancellation to Landlord, ten days in the event of nonpayment of premium. The Commercial General and specified above shall provide that the Landlord and its agencies, officials, officers and employees, while acting within the scope of their authority, will be named as additional insureds for the services performed under this Lease. Tenant shall provide to Landlord at execution of this Lease a certificate of insurance showing all required endorsements and additional insureds.

E.                                      All insurance coverage must be written by companies that have an A.M. Best’s rating of “B+V” or better, and are licensed or approved by the State of Missouri to do business in Missouri.

F.                                      Regardless of any approval by the Landlord, it is the responsibility of Tenant to maintain the required insurance coverage in force at all times; its failure to do so will not relieve it of any contractual obligation or responsibility. In the event of Tenant’s failure to maintain the required insurance in effect, Landlord may obtain such insurance and any premiums paid by the Landlord shall be payable by Tenant to the Landlord with the next installment of rent due under the Lease with interest thereon of one and one-half percent (1.5% per month or may pursue its remedies for breach of this Lease as provided for herein and by law. Tenant understands and agrees that insurance coverages may be reasonably increased or added to in order to protect the Landlord and its property.

G.                                     Tenant shall provide for the handling, in a commercially reasonable manner, of all claims for bodily injury, property damage or theft arising out of the activities of Tenant under this Lease.

H.                                    Landlord shall maintain commercial general liability insurance at all times during the Term of this Lease.

17.                                 LANDLORD’S USE: Landlord reserves the right at all reasonable times and upon reasonable advance notice (except in the case of emergencies) to enter and be upon the Premises for the purpose of examining same, to show the same to prospective purchasers and mortgagees, and for such repairs, alterations, additions, installations and removals as Landlord may deem proper and useful for servicing the Premises or the Building. At all times during the Term of this Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and upon reasonable notice (except in the case of emergencies) and exhibit the same to prospective tenants or purchasers.

18.                                 CONDEMNATION:

A.                                   If the whole of the Premises shall be taken for any public or quasi public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall automatically terminate as of the date that possession shall be taken.

B.                                     If only a portion of the Premises shall be so taken, but in the reasonable determination of Landlord the remaining Premises can not be restored to a functional building for use by Tenant as herein contemplated, then either Landlord or Tenant shall have the right to terminate this Lease as of the date that possession shall be taken upon giving written notice to the other party within sixty (60) days after such taking. If no such election is made to terminate this Lease, Landlord shall restore the Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, but such work shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises or the amount of any available condemnation proceeds. If this

Lease is not terminated, as hereinbefore provided, all of its items shall continue in effect, but a proportionate percentage of rent, in accordance with the nature and extent of the damage to the Premises, shall be suspended or abated.

C.                                     All compensation awarded or paid upon a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, depreciation to, damage to, cost of removal of, or for the value of moving expenses and personal property take, so long as such claim shall not diminish or otherwise adversely affect Landlord’s award.

19.                                 DEFAULT:

A.                                   If (1) Tenant shall fail to pay any rent or any other sum of money due hereunder when due and such failure shall continue for a period of five (5) days after written notice from Landlord, (2) Tenant shall fail to perform or comply with any other covenant or agreement herein contained and such failure shall continue for a period of twenty (20) days after written notice thereof is given Tenant (or such additional period as may be reasonably required to cure such default, if the default is of such a nature that it cannot be cured within such 20-day period, provided Tenant commences cure within said twenty (20) days, and thereafter diligently prosecutes cure to completion), (3) any guarantor under this Lease dies, or (4) Tenant or any guarantor under this Lease (if any entity) dissolves or liquidates, then Tenant shall be in default under this Lease, and at any time thereafter Landlord may, at its option:

(i)                                     terminate this Lease; or

(ii)                                  effect or pay or perform that obligation as to which the Tenant is in default, and the Tenant shall thereupon be indebted to the Landlord for all amount so paid or advanced and all costs and expenses incurred in connection therewith, such indebtedness to be payable on demand; or

(iii)                               reenter, take possession of the Premises and remove all persons and property therefrom (any property so removed may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant), and without being deemed guilty of trespass, or liable for any loss or damage occasioned thereby.

If Tenant shall, after default, voluntarily give upon possession of the Premises to Landlord, or deliver the keys to the Premises to Landlord, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord shall not be deemed to constitute a surrender of the Premises. Should Landlord elect to reenter, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or, without terminating this Lease, may relet the Premises (or any part thereof) for such term or terms (including a term extending beyond the Lease term), at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. Upon each such reletting all rentals shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such reletting, including brokerage fees, attorney’s fees and cost of any alterations and repairs which Landlord, in its reasonable judgment, deemed necessary in connection with such reletting; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent or damage as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during said month by Tenant hereunder, Tenant shall pay any such deficiency to landlord monthly. No such reentry or retaking of possession by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

B.                                     Should this Lease be terminated at any time due to Tenant’s default, Landlord, in addition to any other remedies it may have, may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney’s fees, and the worth at the time of such termination of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the rent for each year of the unexpired term shall be equal to the average of the total annual monthly Rent, Additional Rent and other charges paid by Tenant from the Commencement Date to the time of default. Notwithstanding the above, in the event of a default of this Lease by Tenant, the Landlord shall use best efforts to mitigate its damages.

C.                                     The acceptance of any sums of money from Tenant after the expiration of any five (5) day or twenty (20) day notice as above provided may, at Landlord’s option, be taken to be a payment on account by Tenant and shall not constitute a waiver by landlord of any of its rights hereunder or at law, nor shall it reinstate this Lease or cure a default on the part of Tenant.

D.                                    Tenant Remedies/Limitiation of Liability:: Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within twenty (20) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of twenty (20) days, then after such period of time as is reasonably necessary). In the event of such default by Landlord (after the applicable notice and cure period), Tenant shall be entitled to exercise all rights and remedies at law and equity.

If in an emergency situation, a repair to the Premises and/or the Building (of which Landlord is obligated to perform pursuant to the express terms and conditions of the Lease) is required, Tenant shall make all reasonable and good faith efforts to contact Landlord or Landlord’s managing agent by telephone, by e-mail and facsimile to advise Landlord of the need for such repair. If after making reasonable and good faith efforts to contact Landlord, either (i) Tenant does not receive a response from Landlord or Landlord’s managing agent within one (1) business day, or (ii) Tenant succeeds in contacting Landlord and/or Landlord’s managing agent and Landlord fails to undertake action to correct the emergency situation within one (1) business day, Tenant may perform the repair, in such manner as Tenant deems reasonably necessary (which must be in a commercially reasonable manner and upon competitive rates), on account of Landlord. Upon completion of the emergency repair, Landlord shall be required to reimburse Tenant for the reasonable and actual cost of the repair. Landlord’s payment shall be due within thirty (30) days after receipt of Tenant’s bill accompanied by reasonable evidence that Tenant has paid for the repair. For the purpose of this Article, an emergency situation means a condition or state of facts which if not corrected would result in further damage to the Premises, the Building or its contents or which would materially impair Tenant from conducting its business at the Premises in a reasonable manner.

20.                                 ABANDONMENT: Notwithstanding anything herein to the contrary, nothing herein shall be construed as an obligation for Tenant to open or operate an office in the Premises. Tenant shall have the right to remove Tenant’s personal property from the Premises and cease operations in the Premises at any time and at Tenant’s sole discretion. However, the right to cease to operate a business in the Premises shall not affect Tenant’s obligation to pay all amounts due hereunder and to perform all covenants and obligations hereunder and to perform all covenants and obligations hereunder. Nothing contained herein shall affect Landlord’s rights under Section 19 above.

21.                                 RIGHTS AND REMEDIES: The rights and remedies hereunder and any others provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy.

Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A party shall be entitled to an injunction in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of the other party. A waiver of any default, breach or failure shall not be construed as a continuing waiver or as a waiver of any subsequent default, breach or failure. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full Lease term.

22.                                 ATTORNEY’S FEES AND COSTS: If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.

23.                                 RELOCATION OF TENANT: Intentionally deleted.

24.                                 SUBORDINATION — ASSIGNMENT OF LEASE BY LANDLORD — ESTOPPEL CERTIFICATES:

A.                                   This Lease shall be subject and subordinate to any existing or future mortgages or deeds of trust placed by Landlord on the Building or the Common Areas; provided, however, that landlord may, at its option, by written document duly recorded in the applicable Office of the Register of Deeds, cause this Lease to become superior to any mortgage or deed of trust on the Building, the Common Areas or any portion thereof. Tenant shall execute a written document evidencing such subordination to any mortgage affecting the Building or the Common Areas in form and substance reasonably acceptable to Landlord and Tenant. Further, at Landlord’s option, this Lease may be assigned by Landlord to any mortgagee or cestui que trust as additional security for any loan to Landlord, and Tenant upon request shall acknowledge receipt of notice of each such assignment. Such assignment may be recorded and Tenant shall, upon notice of such assignment, recognize such assignee as the Landlord according to the terms and conditions of the Lease. At the option of the holder or beneficiary of any encumbrance upon the Building or the Common Area, Tenant agrees that no foreclosure of such encumbrance, nor the institution of any suit, action, or proceedings against Landlord, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant or Landlord. Upon request, tenant agrees to execute such instruments satisfactory to the holder, beneficiary, or purchaser at a foreclosure proceeding whereby Tenant attorns to such successor in interest. In the event of such transfer, this Lease and Tenant’s rights hereunder shall continue undisturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure periods hereunder.

B.                                     Within ten (10) days after Landlord’s request thereof, Tenant shall execute a written instrument to Landlord or any other person, firm or corporation specified by Landlord, certifying: (a) that Tenant has accepted the Premises, is in occupancy, and is paying rent on a current basis with no off-sets or claims, or if it is not paying rent on a current basis or does have off-sets or claims, tenant shall specify the status of its rental payments and the basis and amount claimed due as off-sets or claims; (b) that this Lease is unmodified and in full force and effect, or if there has been any modifications, that the same is in full force and effect as so modified, and identifying any such modifications; (c) whether or not there are any off-sets or defenses then existing in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease, and if so, specifying the same, and also whether or not Landlord has observed and performed all of the terms, covenants and conditions on the part of Landlord to be observed and performed, and if not, specifying the same; and (d) the dates to which monthly Rent, additional rent and all other charges equivalent to rent hereunder have been paid. Such request may be made by Landlord at any time and from time to time during the Lease term.

C.                                    Landlord and any party succeeding to Landlord’s interest herein may transfer, assign convey or otherwise dispose of this Lease and in such event be free from and relieved of all covenants and obligations of the landlord herein and from any liability from any act or omission or event occurring after such conveyance or other disposition. Any party succeeding to Landlord’s interest herein shall be deemed to have agreed to assume and carry out any and all of the covenants of Landlord under this Lease, so long as it shall hold such interest, all without further agreement between the parties hereto or their successors in interest.

25.                               BANKRUPTCY: The filing of any petition in bankruptcy or insolvency or for reorganization under any bankruptcy act by or against Tenant, or Tenant’s making of a voluntary assignment for the benefit of its general creditors, or the filing of any petition for an arrangement of composition under any bankruptcy act, or the appointment of a receiver or trustee after notice and hearing to take charge of its business, or the filing of any other petition or application seeking relief under nay other federal or state laws now or hereafter providing for the relief of debtors, shall automatically constitute a default in this Lease by tenant for which Landlord may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Landlord in Sections 11 and 19 of this Lease; provided, however, if such petition is filed by a third party against Tenant and Tenant desires in good faith to defend the same, if Tenant is not in default of any obligation hereunder at the time of the filing of such petition and within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing such petition, this Lease shall be fully reinstated as though such petition had never been filed.

26.                               RULES AND REGULATIONS: Tenant agrees to abide by all rules and regulations now or hereinafter in effect and applicable to the Premises, and all covenants and agreements therein contained. The rules and regulations in effect as of the date hereto are attached hereto as Exhibit “B.”

27.                               SURRENDER OF PREMISES; REMOVAL OF PROPERTY: Upon termination of this Lease, whether by expiration of its stated Term or otherwise, Tenant shall peaceably quit and surrender to Landlord the Premises in good condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. All furniture, movable trade fixtures, and equipment installed by Tenant, will be removed by Tenant at termination of the Lease. All such removals shall be accomplished in a workmanlike manner so as not to damage the Premises or the Building, including the structure or structural qualities of the Building or the plumbing, electrical lines, or other utilities. Except for movable office furnishings, all improvements, alterations or additions made by either Landlord or Tenant within the Premises shall become the property of Landlord when the Premises is vacated by Tenant and shall remain upon and be surrendered with the Premises without compensation to Tenant; provided, however, that Landlord may solely at its option, require Tenant to remove at the end of the Lease Term, any and all leasehold improvements designated by Landlord (excluding the initial Tenant Improvement Program) and all fixtures, equipment and other property installed on or in the Premises by Tenant (provided Landlord must require such removal at the time of approving such leasehold improvements) and to thereafter restore the Premises. Notwithstanding the above, Tenant shall not be required to remove any wiring, cabling or the like at the expiration or earlier termination of the Lease. Except for damage by fire or casualty, the maintenance and care of such improvements during the term of this Lease shall be the responsibility of Tenant. If Tenant fails to remove any leasehold improvements (to the extent set forth above), fixtures, equipment or property designated by Landlord for removal, Landlord may remove all or any portion of such improvements or property at Tenant’s cost, with no obligation on the part of Landlord to preserve or store any such removed improvements, fixtures, equipment or property. Any such furniture, movable trade fixtures, and equipment not promptly removed by Tenant shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without notice to Tenant or obligation to compensate Tenant or to account therefore. Tenant shall pay Landlord, on demand, all costs incurred by Landlord in connection with such abandonment. Tenant’s obligation to observe or perform the provisions of this section shall survive the expiration or other termination of this Lease.

28.                               HOLDING OVER: In the event Tenant or any of its successors in interest shall fail to quit and vacate the Premises upon expiration or termination of this Lease, The tenant shall immediately be in default of the terms and conditions of this Lease, and such holding over shall constitute and be construed at landlord’s option as a tenancy at will, from month to month, and in such event Tenant shall pay 125% Rent for all the time Tenant retains possession of the Premises, or any part thereof, after the termination of this Lease, whether by lapse or time or by election of either party, pursuant to Section 3 of this Lease, unless Landlord consents in writing to a specified allowable holdover period, and in addition Tenant shall pay all provable consequential damages, including attorney’s fees, suffered by Landlord because of such holding over (but such consequential damages shall only apply if Tenant holds over more than sixty (60) days). Should Tenant hold over in any manner after expiration or termination of this Lease, such holding over by Tenant shall be subject to all terms, covenants and conditions of this Lease which are not inconsistent with such holding over, and no such holding over by Tenant shall ever be construed as an extension of the Lease Term without Landlord’s written consent.

29.                               DELAYS BEYOND PARTY’S CONTROL: If performance of any obligation hereunder by Landlord is delayed due to fire, strikes or labor trouble, riots, acts of God, inability or difficulty in obtaining labor or materials, civil commotions, war, governmental laws, regulations, restrictions, or any other causes that are beyond such party’s reasonable control, financial inability excepted, the period of delay shall be added to Landlord’s time from performing such obligations and Landlord shall have no liability because of such delay.

30.                               QUIET ENJOYMENT: Landlord agrees that subject to the terms, covenants, and provisions of this Lease, Tenant may upon observing and complying with all terms, covenants, and provisions of this Lease, peaceably and quietly occupy the Premises.

31.                               BROKERAGE:

A.                                    Tenant represents that it is not had negotiations with or dealt with any broker in connection with the negotiation and execution of this Lease other than CB Richard Ellis, Inc. Landlord hereby agrees to pay CB Richard Ellis, Inc a commission in the amount of 3% of the Base Rent payable for the initial one (1) year Term within 30 days following the full execution of this Lease.

B.                                    In the event that Tenant exercises its option to renew the term of this lease, Landlord hereby agrees to pay CB Richard Ellis, Inc a commission in the amount of 3% of the Base Rent payable for such exercised renewal term within 30 days following the full execution of the applicable renewal term.

32.                               RELATIONSHIP OF PARTIES: Nothing contained herein shall be deemed or construed to create any principal-agent, partnership or other relationship between Landlord and Tenant, except that of landlord and tenant.

33.                               NOTICE: Every notice required or permitted hereunder shall be in writing and shall be deemed duly served for all purposes if: (a) upon Landlord, by depositing a copy thereof in the United States mail, postage prepaid and certified, and addressed to Landlord at the address set forth in the Basic Terms, or at such other place or places as Landlord from time to time may designate in writing as the place for the payment of rent hereunder; or if (b) upon Tenant, by depositing a copy thereof in the United States mail, postage prepaid and certified, and addressed to Tenant at the address of the Premises, or by delivering the same in person to an officer of such party with written acknowledgement receipt, or by overnight delivery, when appropriate, addressed to the party to be notified at the address of the Premises. Any such notice shall be effective as of the earlier of the date it is so delivered, mailed, or sent to overnight delivery.

34.                               PARKING: One hundred (100) parking spaces will be provided on-site on a non-reserved, rent-free basis, as shown on Exhibit “D” attached hereto. The use of Tenant’s share of all parking spaces provided by Landlord for the Building shall be subject always to all applicable rules and regulations. Tenant shall have access to the parking lot twenty-four (24) hours per day, seven (7) days per week.

In addition to Tenant’s use of the on-site parking lot, Tenant shall be entitled to store vehicles, at no additional cost, within the parking lot identified on Exhibit “D” attached hereto (the “Storage Lot”), which Storage Lot will park at least 300 vehicles. Tenant shall access to such Storage Lot through a secured gate (subject to the $10,000 allowance set forth on Exhibit “C”), which Tenant shall have access to twenty-four (24) hours per day, seven (7) days per week.

35.                               LIMITED LIABILITY OF LANDLORD: Tenant understands and agrees that none of the Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, and that any liability for damage, breach or non-performance by Landlord will be collected only out of Landlord’s interest in the Building. No personal liability is assumed by the Landlord, nor may any such personal liability be at any time asserted against the Landlord. If Landlord shall for any reason terminate its ownership of the Building, Tenant understands and agrees that any claim which Tenant may have against Landlord as of such date will be deemed to have been waived or terminated, it being understood that Tenant’s recourse in the event of any such claim shall be any successor’s respective ownership of the Building.

36.                               HEIRS, SUCCESSORS AND ASSIGNS: The term “Tenant” as used in this Lease means and applies to whomever executes this Lease as a Tenant regardless of number, gender or nature or entity. If more than one Tenant executes this Lease, such Tenants shall be jointly and severally liable hereunder. Subject to the provisions of Sections 11 and 24 of this Lease, all covenants, conditions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heir, legal representatives, successors and permitted assigns.

37.                               ENTIRE AGREEMENT: Tenant acknowledges that, except as expressly set forth herein, Landlord, its agents and employees have made no representations or warranties respecting the Premises, the Building or Common Areas. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect. This Lease contains the entire agreement between the parties. This Lease may be modified only by a writing signed by both parties. This Lease shall be governed by the laws of the State of Missouri.

38.                               HAZARDOUS MATERIALS:

A.                                    Compliance with Hazardous Materials Laws: Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Building or Common Areas in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials on, on, under or about the Building or Common Areas that Tenant brings upon, keeps or uses on the Building or Common Areas and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Building or Land(other than small quantities of office cleaning or other office supplies as are customarily used be a tenant in the ordinary course in a general office and production facility and except as provided below). On or before the Expiration Date or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Building and Common Areas (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Building or Common Areas. Notwithstanding anything to the contrary contained herein, Tenant shall not be in violation of this Section 38 and Tenant is hereby permitted to bring onto the Premises such batteries, solvents and other items which may constitute “Hazardous Materials” as defined below so long as such items are used in the ordinary course of Tenant’s business and such items are held, used, stored and disposed of in accordance with all applicable Hazardous Materials Laws.

B.                                    Definitions: For purposes of this Lease, “Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) and radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid, or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “ hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state, local statute, law, ordinance or regulation now existing or existing on or after the Commencement Date as the same may be interpreted by government offices and agencies. “Hazardous Materials Laws” means any federal, state or local states, laws, ordinances or regulations now existing or existing after the Commencement Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

C.                                    Notice of Actions: Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant, the Building or the Common Areas that result from or in any way relate to tenant’s use of the Building or Common Areas immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any claim made or threatened by any person relating to .damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible, copies or all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use of the Premises. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord.

D.                                    Disclosure and Warning Obligations: Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises, the Building or the Common Area are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

E.                                     Indemnification: Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord from and against any and all claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, upon or from the Building and Common Areas (including water tables and atmosphere) that Tenant brings upon, keeps or uses on the Premises, the Building or Common Areas. Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

F.                                      Landlord’s Environmental Representation and Warranty; Indemnification. Landlord has ordered an appropriate environmental report to create a baseline of Landlord’s environmental liability with respect to the Premises (the “Environmental Report”). Such Environmental Reports will not be completed as of the execution date of this Lease. Landlord will provide a copy of such Environmental Reports upon receipt of the same. The Environmental Report will create a baseline of the environmental condition of the Premises (the “Environmental Baseline”). Subject to the statutory limitations under Missouri law, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys’ fees, arising out of the presence prior to the Commencement Date of any Hazardous Materials or any other toxic material on, in or under the land on which the Building is situated, the Building or any of the other improvements constructed on the land on which the Building is situated. Tenant shall be responsible for environmental conditions affecting the Premises as provided in Sections 38(A)-(E) above such Environmental Baseline. Notwithstanding anything to the contrary set forth herein, the terms of this Section 38(F) shall survive the expiration or earlier termination of this Lease.

39.                               Earnings Tax/Occupational License Clearance. Prior to the Commencement Date, Tenant shall furnish the Landlord sufficient proof from City of Kansas City, Missouri’s Commissioner of Revenue, dated not more than sixty (60) days before the date furnished to the Landlord, that it is not delinquent for any City of Kansas City, Missouri earnings or occupational license taxes, including withholdings from its respective employees.

40.                               Affirmative Action. To the extent required by law, Tenant shall establish and maintain for the term of this Lease an Affirmative Action Program in accordance with the provisions of Chapter 38 of the Code, the rules and regulations relating thereto and any additions or amendments. Tenant shall not discriminate against any employee or applicant for employment because of race, color, creed or religion, ancestry or national origin, sec, handicap or disability, age, familial status, marital status or sexual orientation, in a manner prohibited by Chapter 38 of the Code. If Tenant fails, refuses or neglects to comply with Chapter 30 of the Code, then the failure shall be deemed a total breach of this lease and this Lease may be terminated, canceled or suspended, in whole or in part, and Lessee may be declared ineligible for any further contracts funded by the City of Kansas City, Missouri for a period of one (1) year. This is a material term of this Lease.

41.                               Amendments; Landlord Representations and Warranties. This Lease may be amended from time to time by written Amendment, duly authorized and executed by representatives of both parties hereto, without further City of Kansas City, Missouri City Council action. Landlord represents and warrants that, to the best of its knowledge, (i) it is the fee simple title owner and record title holder of the Land and the Building, (ii) the Landlord has not received any notice and does not have any knowledge of any eminent domain or similar proceeding which would affect all or any portion of the Building, the Land or the Premises, (iii) Landlord has the full right, power and authority to make this Lease and (iv) no restrictive covenant or similar agreement restricts, prohibits, or otherwise unreasonably affects Tenant’s ability to operate its business at the Premises.

IN WITNESS WHEREOF, the parties hereto for themselves, their successors and assigns, have executed this Lease the day and year first above written.

TENANT:

SMITH ELECTRIC VEHICLES US CORP.

	By:	/s/ Bryan Hansel

	Title:	President

LANDLORD:

KANSAS CITY, MISSOURI

	By:	/s/ Mark VanLoh
Mark VanLoh, AAE
Director of Aviation

Approved as to form:

/s/ Dorothy Campbell
Dorothy Campbell
Assistant City Attorney

EXHIBIT “A”

PREMISES

EXHIBIT “A-I”

RIGHT OF FIRST REFUSAL SITE

EXHIBIT “B”

RULES AND REGULATIONS

1.                                       Tenant, its agents employees, customers, guests, licensees and invitees shall not loiter in entrances, nor in any way obstruct any sidewalks or parking areas. Canvassing, soliciting and peddling in the Building is prohibited.

2.                                       Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work of the Building, except as necessary to hang paintings, certificates and similar decorations for reasonable office decoration.

3.                                       No awnings or other projections shall be attached to the outside walls of the Building, and no window shades, blinds, drapes or other window coverings shall be hung in the Premises, without the prior written consent of Landlord.

4.                                       The toilets and urinals shall not be used for any purposes other than those for which they were constructed, and no substance of any kind shall be thrown therein. Waste and excessive unusual use of water shall not be allowed.

5.                                       Tenant shall not use any apparatus, machinery or device in or about the Premises that will make any objectionable noise or vibration, and Tenant shall not connect any apparatus, machinery or device with electric wires to water pipes or air conditioning ducts without the prior written consent of Landlord.

6.                                       Electrical wiring of every kind shall be introduced and connected only as directed by Landlord and no boring or cutting for wires shall be allowed except with prior consent of Landlord. All telephones, telephone call boxes, telephone cables and other related equipment shall be installed and located in such manner as is directed by Landlord.

7.                                       Landlord’s reasonable approval of the weight, size and location of all heavy equipment to be brought into the Building must be obtained prior to the same being brought into the Building (which approval shall not be unreasonably withheld, conditioned or delayed), and all such property shall be moved into or out of the Building only during such time or times and at such entrances as may be reasonably designated by Landlord or Landlord’s Agent. Further, all such moving must be done by professional bonded movers under the supervision of Landlord. Landlord shall not be responsible for any loss or damage to any such property from any cause, but all damage caused to such Building in the moving or maintaining of any such property shall be at the expense of Tenant.

8.                                       No tenant shall cause or permit any unusual or objectionable odors to escape from the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of the building or those having business with them. No tenant shall throw anything out of doors or in the corridors, stairways or in other common areas.

9.                                       No additional lock or locks shall be placed on any doors in the Building of which the Premises is a part without Landlord’s prior written consent. Two keys to the Premises shall be furnished by Tenant to Landlord and all such keys shall at all times remain the property of Landlord.

10.                                 All removals or deliveries of freight must take place during normal business hours and in the locations designated by Landlord form time to time.

11.                                 All vehicles must be parked in striped, designated, parking areas. In order to keep all required fire lanes open, to protect persons and property form injury or damage due to fire or other casualty, to avoid unreasonably interfering with the rights of Landlord and other tenants within the Building, and such other tenant’s Invitee’s, to keep all driveways, aisles, entry ramps, roadways, sidewalks and parking areas available for their intended uses, top provide suitable parking for visitors and the disabled, and to not unreasonably interfere with anyone’s ingress and egress to the Building, Tenant agrees to restrict the parking of its motor vehicles and the motor vehicles of all of its Invitees to only those striped, designated parking areas provided for the Building, so that all roadways, driveways, aisles, entry ramps, sidewalks and pedestrian passageways shall remain open and unobstructed at all times for their intended uses, and that those for whom they are intended. Tenant shall not park any vehicles in any parking lot overnight, unless the owner of such car is then within the Building, without Landlord’s prior consent. Should a motor vehicle be parked by Tenant or by any of its Invitees other than in such designated parking areas, or overnight without Landlord’s consent, or otherwise fail to be in compliance with all applicable rules and regulations, Landlord shall remove or cause the removal of such vehicle from the Property at the cost of the owner thereof, and Landlord shall not be liable to Tenant or any of its Invitees or any other person for any loss or damage which may result therefrom.

12.                                 Sidewalks and pedestrian plazas are provided for ingress to and egress from parking areas and building(s). Tenant and Tenant’s agents, employees, customers, guests, licensees and Invitees are required to use them at all times and shall not walk on the grass or over plant beds.

13.                                 No explosives, firearms, flammables or hazardous substances of any kind shall be brought into the Building and the Common Areas.

14.                                 No refuse or garbage will be stored anywhere except inside the Premises or in areas designated by Landlord.

15.                                 Tenant shall comply with all covenants, conditions, restrictions, declarations and similar encumbrances which affect the Building and the Common Areas.

Landlord reserves the right to establish and enforce additional rules and regulations and to modify existing rules and regulations for the safety, maintenance, repair and cleanliness of the Building and the Common Areas, and for the preservation of good order therein, and Tenant agrees to comply with and abide by all such further rules and regulations. Landlord further reserves the right to establish, modify and enforce the rules and regulations as to the parking areas and other Common Areas and Tenant agrees to comply with and abide by the same.

EXHIBIT “C”

TENANT IMPROVEMENT PROGRAM

A.                                   Landlord, at its sole expense, agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvement Program”) listed below on a turn-key basis:

•                       Paint Ceilings. Clean and paint 50,000 square feet of ceilings, bar joists, piping and ducts ($50,412.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Break Room. Re-tile floor, re-lamp light fixtures, build temporary walls, clean diffusers and supply a fire extinguisher have all HVAC serviced and in good operating order prior to occupancy ($11,8.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Office Space. Re-carpet, replace ceiling tile, demo wall, re-lamp lights, clean diffusers and supply a fire extinguisher have all HVAC serviced and in good operating order prior to occupancy ($21,100.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Paint Walls. Interior and exterior office and break room walls, stairwells, warehouse ($21,800.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Bathroom Repairs. Paint walls, build temporary wall, repair plumbing fixtures ($14,500.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Hang Banner Material. Suspend banner material around warehouse spade ($8,500.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Warehouse Floor. Remove yellow striping, dirt and oil and apply clear sealer on floor ($36,600.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Return Bay. Hang banner material, general clean up ($4,900.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Return Bay Concrete Floor Repair. Tear out and replace approximately 4000 square feet of concrete floor (no cost to Tenant).

•                       Demo Coiling Overhead Door. Remove interior overhead door between production line and return bay ($2,700.00 charged to Tenant as part of the Tenant Improvement Rent).

•                       Fencing Gate Allowance. Fencing gates to Vechicle storage area and modifications if need to the gate to dock high loading area ($10,000 allowance provided to Tenant and included as part of the Tenant Improvement Rent).

•                       Duct Cleaning Allowance. Duct cleaning please confirm the scope and bid on this item for final review and approval ($10,000 allowance provided to Tenant and included as part of the Tenant Improvement Rent).

Total cost is $192,312.00 based upon such items. Landlord shall provide a Tenant Improvement Allowance in the amount of $40,000.00. Accordingly, Tenant shall be responsible for $152,312.00 as to the Tenant Improvement Rent (which equals $6,346.33 per month over a 24-month period at 0% interest).

In addition to such items set forth above, at Tenant’s option, Landlord hereby agrees to provide to Tenant an additional amount of $25,000 (the “Additional Allowance”) to be used by Tenant in connection with improvements to the Premises. If Tenant elects to use all or any portion of the Additional Allowance, then the Tenant Improvement Rent will be adjusted accordingly (and spread over a 24-month period at 0% interest).

B.                                     If Tenant shall desire any changes to the Tenant Improvement Program, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of making any changes to the Tenant Improvement Program which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord within thirty (30) days after written demand by Landlord. In addition to the Tenant Improvement Program, Tenant may make other alterations and improvements to the Premises in accordance with the terms of the Lease, but at Tenant’s sole cost and expense.

C.                                     Upon execution of the Lease, Landlord shall immediately proceed with and complete the construction of Tenant Improvement Program.

EXHIBIT “D”

PARKING LOT DEPICTION